Exhibit 16

May 20, 2002

Securities and Exchange Commission
Washington, D.C. 20549

Re:	Digital Angel Corporation
File No. 1-15177

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Digital Angel Corporation dated May 14, 2002, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP

GRANT THORNTON LLP